EXHIBIT 10.11

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Guaranty, dated November 16, 2007 by RocketStream Holding Corporation and RocketStream, Inc. is substantially identical in all material respects to the Guaranty, dated August 9, 2007 by RocketStream Holding Corporation and RocketStream, Inc. (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007 and incorporated herein by reference) except as to the secured party and the obligations guarantied.

Secured Party	Obligations Guarantied
J & N Invest, LLC	Obligations arising under the Senior Secured Note, dated November 16, 2007, by Voyant International Corporation, and related loan documents